EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Effie Veres (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / David Simpson (212) 575-4545

EMCOR GROUP, INC. REPORTS FIRST QUARTER 2017 RESULTS

- Record First Quarter Revenues of $1.89 Billion, 8.4% Increase Year-over-Year -
- Record First Quarter Diluted EPS from Continuing Operations of $0.88 -
- Total Backlog of $3.97 Billion, 3.2% Increase Year-over-Year -
- Maintains 2017 Revenue Guidance and Raises Low End of Diluted EPS Guidance Range -

NORWALK, CONNECTICUT, April 27, 2017 - EMCOR Group, Inc. (NYSE: EME) today reported results for the first quarter ended March 31, 2017.

For the first quarter of 2017, net income from continuing operations attributable to EMCOR was $53.1 million, or $0.88 per diluted share, compared to $34.4 million, or $0.56 per diluted share, for the first quarter of 2016. Included in net income from continuing operations attributable to EMCOR for the first quarter of 2016 were after-tax transaction expenses of $0.7 million, or $0.01 per diluted share, related to the acquisition of Ardent Services, L.L.C. and Rabalais Constructors, LLC (collectively, “Ardent”), which was completed on April 15, 2016. Excluding these expenses, non-GAAP net income from continuing operations attributable to EMCOR in the first quarter of 2016 was $35.1 million, or $0.57 per diluted share. Revenues for the first quarter of 2017 were $1.89 billion, an increase of 8.4%, compared to $1.74 billion for the first quarter 2016.

Operating income for the first quarter of 2017 was $82.8 million, or 4.4% of revenues, compared to $55.6 million, or 3.2% of revenues, in the year ago period. Included in operating income for the first quarter of 2016 were pre-tax transaction expenses of $1.1 million related to the Ardent acquisition. Excluding these expenses, non-GAAP operating income for the first quarter of 2016 was $56.7 million.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Selling, general and administrative expenses for the first quarter of 2017 totaled $183.0 million, or 9.7% of revenues, compared to $167.4 million, or 9.6% of revenues, in the year ago period.

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EMCOR Reports First Quarter Results	Page 2

The Company's income tax rate in the first quarter of 2017 was 33.6%, compared to an income tax rate of 35.5% in the year ago period. The income tax rate for the first quarter of 2017 was favorably impacted by the reversal of certain reserves for previously unrecognized income tax benefits.

Backlog as of March 31, 2017 was $3.97 billion, an increase of 3.2% from $3.85 billion at the end of the first quarter of 2016. Total domestic backlog grew $129.8 million year-over-year, while backlog in our U.K. segment fell $7.4 million, driven by the negative impact of foreign currency translation. Growth in backlog in our U.S. Electrical Construction and U.S. Mechanical Construction segments more than offset domestic declines in our U.S. Building Services and U.S. Industrial Services segments. From an end-market perspective, backlog growth in the healthcare, commercial, hospitality and water & wastewater markets were partially offset by declines in the industrial, transportation and institutional sectors.

Tony Guzzi, President and Chief Executive Officer of EMCOR, commented, “2017 is off to a very solid start with record first quarter revenues and operating income, driven by strong top-line growth and operating performance in our U.S. Construction segments. Strong execution for the quarter across all end-markets drove operating income growth for the Company of 49% and operating margin expansion of 120 basis points over the year ago period. Along with revenue growth of over 8%, we continued to grow our backlog ending the first quarter with a strong pipeline of project work.”

Mr. Guzzi added, “Our U.S. Construction segments delivered a 16% increase in revenues, driven by double-digit organic revenue growth, with strong contributions from both our U.S. Electrical and U.S. Mechanical Construction segments. Importantly, our solid operational execution in the quarter drove an 86% increase in operating income in our U.S. Electrical Construction segment and a 70% increase in our U.S. Mechanical Construction segment. We also experienced good performance in our U.S. Industrial Services segment, driven by the spring turnaround season, much of which was completed by the end of the quarter. Additionally, despite a mild winter, our U.S. Building Services segment performed as we expected. Lastly, our U.K. segment delivered revenue growth, excluding the impact of unfavorable exchange rates, as we continued to expand our customer base. However, profitability in the U.K. segment was hampered by start-up costs associated with the timing of new projects, which will likely persist into the second quarter.”

Based on the current size and mix of backlog and current market conditions, EMCOR maintains its full year 2017 revenue guidance of $7.5 billion to $7.6 billion. The Company now expects its full year 2017 diluted earnings per share from continuing operations to be in the range of $3.20 to $3.50, representing a $0.10 increase to the low end of the range.

Mr. Guzzi concluded, “We are very pleased with our operating and financial performance thus far in 2017. In light of first quarter results, our strong backlog and continued strength in the non-residential construction sector, we are raising the low end of our guidance range for diluted earnings per share from continuing operations. Our guidance continues to reflect our expectations for strong growth in our U.S. Construction segments, as well as difficult year-over-year comparisons that we will face over the next two quarters, particularly with respect to our U.S. Industrial Services segment which benefited from a large specialty service project last year. As we look ahead, we will use our healthy balance sheet to capitalize on both organic and acquisition growth opportunities, as well as continue to return capital to our shareholders.”

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EMCOR Reports First Quarter Results	Page 3

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's first quarter conference call will be available live via internet broadcast today, Thursday, April 27, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2016 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2017	2016
Revenues	$1,891,732	$1,744,970
Cost of sales	1,625,392	1,521,862
Gross profit	266,340	223,108
Selling, general and administrative expenses	183,001	167,402
Restructuring expenses	565	91
Operating income	82,774	55,615
Interest expense	(3,071)	(2,376)
Interest income	257	165
Income from continuing operations before income taxes	79,960	53,404
Income tax provision	26,846	18,969
Income from continuing operations	53,114	34,435
Loss from discontinued operation, net of income taxes	(504)	(81)
Net income including noncontrolling interests	52,610	34,354
Less: Net loss (income) attributable to noncontrolling interests	30	(6)
Net income attributable to EMCOR Group, Inc.	$52,640	$34,348

Basic earnings (loss) per common share:
From continuing operations	$0.89	$0.57
From discontinued operation	$(0.01)	$(0.00)

Diluted earnings (loss) per common share:
From continuing operations	$0.88	$0.56
From discontinued operation	$(0.01)	$(0.00)

Weighted average shares of common stock outstanding:
Basic	59,769,136	60,903,335
Diluted	60,111,602	61,350,610

Dividends declared per common share	$0.08	$0.08

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017 (Unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$302,754	$464,617
Accounts receivable, net	1,508,471	1,495,431
Costs and estimated earnings in excess of billings on uncompleted contracts	144,902	130,697
Inventories	42,672	37,426
Prepaid expenses and other	42,993	40,944
Total current assets	2,041,792	2,169,115
Investments, notes and other long-term receivables	9,218	8,792
Property, plant & equipment, net	131,455	127,951
Goodwill	1,010,399	979,628
Identifiable intangible assets, net	521,417	487,398
Other assets	90,881	79,554
Total assets	$3,805,162	$3,852,438
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$15,289	$15,030
Accounts payable	466,962	501,213
Billings in excess of costs and estimated earnings on uncompleted contracts	492,389	489,242
Accrued payroll and benefits	262,795	310,514
Other accrued expenses and liabilities	235,425	195,775
Total current liabilities	1,472,860	1,511,774
Borrowings under revolving credit facility	125,000	125,000
Long-term debt and capital lease obligations	280,405	283,296
Other long-term obligations	392,756	394,426
Total liabilities	2,271,021	2,314,496
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,533,318	1,537,089
Noncontrolling interests	823	853
Total equity	1,534,141	1,537,942
Total liabilities and equity	$3,805,162	$3,852,438

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2017 and 2016
(In thousands) (Unaudited)

	2017	2016
Cash flows - operating activities:
Net income including noncontrolling interests	$52,610	$34,354
Depreciation and amortization	10,190	9,332
Amortization of identifiable intangible assets	12,181	9,470
Provision for doubtful accounts	1,478	1,293
Deferred income taxes	(5,910)	2,291
Excess tax benefits from share-based compensation	(864)	(1,217)
Equity income from unconsolidated entities	(516)	(228)
Other non-cash items	(508)	3,318
Distributions from unconsolidated entities	90	27
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(73,921)	(95,801)
Net cash used in operating activities	(5,170)	(37,161)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(81,393)	(254)
Proceeds from sale of property, plant and equipment	399	484
Purchase of property, plant and equipment	(10,575)	(9,016)
Net cash used in investing activities	(91,569)	(8,786)
Cash flows - financing activities:
Repayments of long-term debt	(3,800)	(4,378)
Repayments of capital lease obligations	(347)	(460)
Dividends paid to stockholders	(4,793)	(4,879)
Repurchase of common stock	(54,901)	(34,074)
Payments to satisfy minimum tax withholding	(2,637)	(4,097)
Issuance of common stock under employee stock purchase plan	864	1,188
Distributions to noncontrolling interests	—	(600)
Net cash used in financing activities	(65,614)	(47,300)
Effect of exchange rate changes on cash and cash equivalents	490	(1,220)
Decrease in cash and cash equivalents	(161,863)	(94,467)
Cash and cash equivalents at beginning of year	464,617	486,831
Cash and cash equivalents at end of period	$302,754	$392,364

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended March 31,
	2017	2016
Revenues from unrelated entities:
United States electrical construction and facilities services	$443,016	$348,289
United States mechanical construction and facilities services	671,129	608,428
United States building services	440,030	443,113
United States industrial services	258,539	257,504
Total United States operations	1,812,714	1,657,334
United Kingdom building services	79,018	87,636
Total worldwide operations	$1,891,732	$1,744,970

	For the three months ended March 31,
	2017	2016
Operating income (loss):
United States electrical construction and facilities services	$31,034	$16,707
United States mechanical construction and facilities services	40,433	23,781
United States building services	14,209	13,998
United States industrial services	17,044	18,866
Total United States operations	102,720	73,352
United Kingdom building services	1,679	3,311
Corporate administration	(21,060)	(20,957)
Restructuring expenses	(565)	(91)
Total worldwide operations	82,774	55,615
Other corporate items:
Interest expense	(3,071)	(2,376)
Interest income	257	165
Income from continuing operations before income taxes	$79,960	$53,404

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2017 and 2016 first quarter March 31, 2017 and 2016 operating income.  The following table provides a reconciliation between 2017 and 2016 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended March 31,
	2017	2016
GAAP operating income	$82,774	$55,615
Transaction expenses related to the acquisition of Ardent	—	1,081
Non-GAAP operating income, excluding Ardent transaction expenses	$82,774	$56,696

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2017 and 2016 first quarter March 31, 2017 and 2016 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2017 and 2016 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended March 31,
	2017	2016
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$53,144	$34,429
Transaction expenses related to the acquisition of Ardent (2)	—	656
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding Ardent transaction expenses	$53,144	$35,085

(1)  Amount is income from continuing operations less net loss (income) attributable to noncontrolling interest.
(2)  Amount is net of tax effect of $0.4 million in the 2016 quarter.

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2017 and 2016 first quarter March 31, 2017 and 2016 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2017 and 2016 diluted earnings per common share based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended March 31,
	2017	2016
GAAP diluted earnings per common share from continuing operations	$0.88	$0.56
Transaction expenses related to the acquisition of Ardent (1)	—	0.01
Non-GAAP diluted earnings per common share from continuing operations, excluding Ardent transaction expenses	$0.88	$0.57

(1)  Amount is net of tax effect of $0.4 million in the 2016 quarter.

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